Exhibit 10.35

FORM OF RESTRICTED STOCK AWARD AGREEMENT

SUPREME INDUSTRIES, INC.

           LONG-TERM INCENTIVE PLAN

Pursuant to the Supreme Industries, Inc.        Long-Term Incentive Plan (the “Plan”) for key employees, key contractors, and outside directors of Supreme Industries, Inc., a Delaware corporation (the “Company”) and its Subsidiaries,

(the “Participant”)

has been granted a Restricted Stock Award in accordance with Section    of the Plan.

1.                                      Terms of Award.  The number of shares of Common Stock awarded under this Award Agreement (this “Agreement”) is           shares (the “Awarded Shares”).  The Date of Grant of this Award is               , 20   .  [Delete if no purchase price: The purchase price per share for the Awarded Shares is $          per share (which is equal to or greater than the Fair Market Value of a share of Common Stock as of the Date of Grant).]

2.                                      Subject to Plan.  This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement.  To the extent the terms of the Plan are inconsistent with the provisions of the Agreement, this Agreement shall control.  The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan.  This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3.                                      Vesting.  Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall be vested as follows:

(a)                                 One third (1/3rd) of the Awarded Shares (with any fractional shares rounded down to the next whole number) shall vest on the first anniversary of the Date of Grant, provided that the Participant is employed by (or, if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on such date; and

(b)                                 An additional one-third (1/3rd) of the Awarded Shares (with any fractional shares rounded down to the next whole number) shall vest on the second anniversary of the Date of Grant, provided that the Participant is employed by (or, if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on such date; and

(c)                                  The remaining Awarded Shares shall vest on the third anniversary of the Date of Grant, provided that the Participant is employed by (or, if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on such date.

Notwithstanding the foregoing, the vesting of all Awarded Shares shall automatically accelerate in full upon the occurrence of a Change in Control or upon the Participant’s death or Total and Permanent Disability, provided the Participant is employed by (or, if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

4.                                      Forfeiture of Awarded Shares.  Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date of the Participant’s Termination of Service.  Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.  [Delete if no purchase price: The Company may, in its sole discretion in accordance with Section    of the Plan, elect to pay to the Participant, as soon as practicable after the forfeiture event, an amount in cash equal to the lesser of (i) the total consideration paid by the Participant for the forfeited shares or (ii) the Fair Market Value of the forfeited shares as of the date of the Participant’s Termination of Service.]

5.                                      Restrictions on Awarded Shares.  Awarded Shares that are not vested in accordance with Section 3 and which are subject to forfeiture in accordance with Section 4 shall be subject to the terms, conditions, provisions, and limitations of this Section 5.

(a)                                 Subject to the provisions of the Plan and the other terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign any of the Awarded Shares.  Except for these limitations, the Committee may, in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in Applicable Law or other changes in circumstances arising after the date of this Agreement, such action is appropriate.

(b)                                 Except as provided in paragraph (a) above, the Participant shall have, with respect to his or her Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon.

6.                                      Legend.  Awarded Shares electronically registered in the Participant’s name shall note that such shares are Restricted Stock.  If certificates for Awarded Shares are issued, the following legend shall be placed on all such certificates:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Supreme Industries, Inc.      Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Goshen, Indiana.  No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Award Agreement.  By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Award Agreement.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7.                                      Delivery of Certificates.  The Company shall electronically register the Awarded Shares in the Participant’s name or, if requested in writing by the Participant in accordance with Section      of the Plan, shall deliver certificates for the Awarded Shares free of restriction under this Agreement as soon as administratively practicable after, and only after, the Restriction Period has expired and such shares are no longer subject to forfeiture pursuant to Section 4. In connection with the issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

8.                                      Voting.  The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement or a proxy is granted pursuant to Section 9 below; provided, however, that this Section 8 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

9.                                      Proxies.  The Participant may not grant a proxy to any person, other than a revocable proxy not to exceed 30 days in duration granted to another stockholder for the sole purpose of voting for directors of the Company.

10.                               Adjustment to Number of Awarded Shares.  The number of Awarded Shares shall be subject to adjustment in accordance with Articles   -   of the Plan; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  Any adjustments determined by the Board shall be final, binding, and conclusive.

11.                               Specific Performance.  The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance.  The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12.                               Participant’s Representations.  Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final, binding, and conclusive.  The obligations of the Company and the rights of the Participant are subject to all Applicable Laws, rules, and regulations.

13.                               Participant’s Acknowledgments.  The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan or this Agreement.  The Participant further acknowledges and agrees that, to the fullest extent permitted under Applicable Law, the Participant (as consideration for receiving and accepting this Agreement and the Awarded Shares granted hereunder) hereby irrevocably covenants not to sue any Person other than the Company over any Claims and waives and releases any right or opportunity the Participant might have to assert (or participate or cooperate in) any Claims against any member of the Board or the Committee, any Subsidiary of the Company, any shareholder of the Company, or any existing or former director, officer, or Employee of the Company or any Subsidiary.

14.                               Recoupment for Restatements.  The Participant acknowledges and agrees that the Company may recoup all or any portion of the Common Stock received by the Participant under the Plan, whether pursuant to this Agreement or otherwise, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, as may be approved by the Board from time to time.

15.                               No Right to Continued Employment or Service.  Neither this Agreement nor any action taken hereunder shall be construed to confer upon the Participant any right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, or Outside Director, or to interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

16.                               Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

17.                               Legal Construction.  In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by either a court of competent jurisdiction, with respect to Claims under Section 7, or by an arbitrator, with respect to all other Claims under the Agreement, to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

18.                               Covenants and Agreements as Independent Agreements.  Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement.  The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

19.                               Entire Agreement.  This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

20.                               Parties Bound.  The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.  No person or entity shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained in Section 5 hereof.

21.                               Modification.  No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.  Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

22.                               Headings.  The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

23.                               Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

24.                               Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

(a)                                 Notice to the Company shall be addressed and delivered as follows:

Supreme Industries, Inc.

Attn:  Chief Financial Officer

Facsimile:

(b)                                 Notice to the Participant shall be addressed and delivered as set forth on the signature page.

25.                               Tax Requirements.  The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election.  By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Code Section 83(b).  The Company or, if applicable, any Subsidiary (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award.  The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award.  Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock.  Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

SUPREME INDUSTRIES, INC.

By:
Name:
Title:

PARTICIPANT:

Signature

Name:
Address: